CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 12, 1996 included in Voxware, Inc.'s prospectus dated October 30, 1996 and to all references to our Firm included in this registration statement.

                                                /S/ ARTHUR ANDERSEN LLP

                                                ARTHUR ANDERSEN LLP

Philadelphia, Pa.
May 12, 1997